Exhibit 99.1

FOR IMMEDIATE RELEASE

R1 RCM Completes Acquisition of Acclara, Providence’s Modular Services Business

Company Enters 10-Year Agreement to Provide Comprehensive Revenue Cycle Management Services to Providence

Company to Release Fourth Quarter and Full Year 2023 Financial Results and 2024 Financial Outlook on February 27, 2024

MURRAY, Utah, January 17, 2024 (GLOBE NEWSWIRE) — R1 RCM Inc. (NASDAQ: RCM) (“R1”), a leading provider of technology-driven solutions that transform the patient experience and financial performance of healthcare providers, today announced that it has completed its previously announced acquisition of Acclara from Providence, one of the nation’s largest health systems. In addition, the Company announced that it expects to release financial results for the fourth quarter and full year ended December 31, 2023, and its 2024 outlook and will host a conference call at 8:00 a.m. ET on Tuesday, February 27, 2024, to discuss the results and business outlook.

Upon closing, R1 begins its 10-year partnership with Providence for comprehensive revenue cycle services that leverage the breadth of integrated technology and services capabilities of both R1 and Acclara. Providence is among the top 10 U.S. integrated delivery networks (IDNs), recognized for leadership in developing innovative delivery models and a commitment to technology.

“We are pleased to complete the acquisition of Acclara and enter into our long-term partnership with Providence, and we look forward to the significant value we believe this transaction will create for customers and shareholders. Acclara strengthens our position as the trusted partner of choice in revenue cycle management and extends our ability to deploy advanced technology solutions and drive execution to improve customer and patient outcomes,” said Lee Rivas, chief executive officer of R1. “We warmly welcome the Acclara team to R1 and look forward to new growth opportunities together and to leveraging our technology and automation capabilities across our expanded portfolio.”

R1 expects the acquisition of Acclara, together with the new partnership with Providence, to contribute more than $625 million in revenue and approximately $185 million to Adjusted EBITDA by year five of the partnership, not including potential revenue synergies.

Transaction Details

Under the terms of the securities purchase agreement governing the terms of the acquisition, R1 acquired Acclara for $675 million in cash and a warrant to purchase up to 12.2 million shares of R1 stock at a strike price of $10.52, subject to a three-year lock-up. R1 financed the cash consideration of the transaction and associated fees and expenses with $575 million in new Term B Loans, and the remainder with borrowings under R1’s existing revolver and cash on hand.

Conference Call

To participate in the conference call on February 27, 2024, please dial 888-330-2022 (646-960-0690 outside the U.S. and Canada) using conference code number 5681952. A live webcast and replay of the call will be available at the Investor Relations section of the Company’s website at ir.r1rcm.com.

Advisors

Centerview Partners LLC and J.P. Morgan acted as financial advisors to R1, and Perkins Coie LLP, Kirkland & Ellis LLP, and Baker Donelson acted as legal counsel. BDT & MSD Partners acted as financial advisor to Providence, and McDermott Will & Emery and ArentFox Schiff LLP acted as legal counsel.

About R1 RCM

R1 is a leading provider of technology-driven solutions that transform the patient experience and financial performance of hospitals, health systems, and medical groups. R1’s proven and scalable operating models seamlessly complement a healthcare organization’s infrastructure, quickly driving sustainable improvements to net patient revenue and cash flows while reducing operating costs and enhancing the patient experience. To learn more, visit: r1rcm.com.

Forward-Looking Statements

This press release contains “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events and relationships, plans, future growth and future performance, including, but not limited to, statements about the completion and effects of the acquisition of Acclara and related transactions, including the Company’s 10-year relationship with Providence, the timing of the release of the Company’s financial results, the Company’s strategic initiatives, the Company’s capital plans, the Company’s costs, the Company’s ability to successfully implement new technologies, the Company’s future financial and operational performance and the Company’s liquidity. These statements are often identified by the use of words such as “anticipate,” “believe,” “contemplate,” “designed,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “outlook,” “plan,” “predict,” “project,” “see,” “seek,” “should,” “target,” “would” and similar expressions or variations or negatives of these words, although not all forward-looking statements contain these identifying words. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of the Company’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, assurance, prediction or definitive statement of fact or probability. Actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of uncertainties, risks and changes in circumstances, including but not limited to risks and uncertainties related to the Company’s ability to timely and successfully achieve the anticipated benefits and potential synergies of the acquisition of Acclara and related transactions, including the Company’s 10-year relationship with Providence, and the impact of the restatements of the financial statements for non-reliance periods on the price of the Company’s common stock, reputation and relationships with investors, suppliers, customers, employees and other parties. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the heading “Risk Factors” in the Company’s Amendment No. 1 to Annual Report on Form 10-K/A for the year ended December 31, 2022, quarterly reports on Form 10-Q and any other periodic reports that the Company may file with the Securities and Exchange Commission. The foregoing list of factors is not exhaustive. All forward-looking statements included herein are expressly qualified in their entirety by these cautionary statements as of the date hereof and involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Subsequent events and developments, including actual results or changes in the Company’s assumptions, may cause the Company’s views to change. The Company assumes no obligation and does not intend to update these forward-looking statements, except as required by law. You are cautioned not to place undue reliance on such forward-looking statements.

Contacts

R1 RCM Inc.

Investor Relations:

Evan Smith, CFA

(516) 743-5184

investorrelations@r1rcm.com

Media Relations:

Yancey Casey

Amendola Communications

(678) 895-9401

ycasey@acmarketingpr.com